Exhibit 99.1
Form 8-K
August 10, 2004
Viking Systems, Inc.
File No. 000-49636

August 10, 2004 01:13 PM US Eastern Timezone

Viking Systems, Inc. Appoints Dr. Nathan Harrison to Board of Directors


  BIOWIRE2K


LA JOLLA, Calif.--(BUSINESS WIRE)--Aug. 10, 2004--

   Medical Products Company Continues Building Strong Board Following Close of
                             Key Product Acquisition


Viking Systems, Inc. (Pink Sheets:VKSY), a medical products company focused on integrated solutions for the digital surgical environment, today announced the appointment of Dr. Nathan J. Harrison to its Board of Directors. Dr. Harrison, currently the Medical Director of Dunhill Marketing and Insurance Inc., will be instrumental to Viking's clinical development strategy and in the formation of the Company's Clinical Advisory Board (CAB).

"Dr. Harrison brings a great deal of experience on both the clinical and, business sides of today's complex and rapidly changing surgical environment stated Thomas B. Marsh, President and Chairman of Viking Systems, Inc. "As early adopter of laparoscopic surgery, he is the ideal candidate to help us implement our clinical strategies and our CAB. Dr. Harrison's clinical experience in OBGYN is also of great value to us as Viking continues to," consider additional business acquisitions and technology alliances. We feelan it is important to have a medical practitioner with an active voice on our Board and we look forward to Dr. Harrison's involvement and energy as we continue to build our organization."

Dr. Harrison's Board appointment follows that of Ronald Walrod, CEO of JMAR Technology, as well as the close of Viking's acquisition of Vista Medical Technologies' visualization technology business. Now Viking's Vision Systems Group, these products are marketed for use during minimally invasive surgery
(MIS) across a broad spectrum of laparoscopic procedures. Dr. Harrison trained under Dr. Melvin Cohen, a pioneer of laparoscopic surgery in the United States.

Dr. Harrison has been the Medical Director of Dunhill Marketing and Insurance, Inc. since retiring from clinical practice in 1999. He joined Obstetrics/Gynecology Associates Medical Group, Inc. in 1977 and was President from 1981 to 1999. Dr. Harrison also served as Chief of Staff, Chairman of Obstetrics and Gynecology and as a Director of Sharp Memorial Hospital. He also served as a Director of Sharp Health Care and Sharp Community Medical Group all in San Diego. Prior to this, he was a Flight Surgeon in the US Army. He has been a member of the Physicians Advisory Committee for Prudential Insurance, CIGNA Insurance and Aetna/US Health, as well as several medical societies. Dr. Harrison earned his M.D. from University of Illinois College of Medicine.

About Viking Systems, Inc.

Viking Systems, Inc. (Pink Sheets:VKSY), is actively positioning to be a market leader in bringing integrated solutions to the digital surgical environment. The business is developing a portfolio of targeted medical technologies and services that serve the current and emerging needs of the digital healthcare network. The company's mission is to deliver integrated information, visualization, and control solutions to the surgical team, enhancing their capability and performance in minimally invasive surgery (MIS) and complex surgical procedures.

Viking Systems is building its solutions portfolio through product development, targeted acquisitions, and a global network of business alliances. The company established the Vision Systems Group in Westborough, MA with the acquisition of Vista Medical Technologies, Inc.'s proprietary 3-dimensional surgical visualization business and digital platform for surgical information delivery (Infomatix(TM)). Other acquisition targets currently include optics, digital imaging, sensors, surgical robotics, and image management products or companies. The company is headquartered in La Jolla, CA. For more information, please visit the company's website at http://www.vikingsystems.com.

Forward-Looking Statements

This  current  report  contains  certain  forward-looking   statements  and  any
statements contained in this current report that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, words such as "may," "will," "expect," "believe," "anticipate," "estimate" or "continue" or comparable terminology are intended to identify forward-looking statements. These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially depending on a variety of factors, many of which are not within Viking's control. These factors include, but are not limited to, economic conditions generally and in the markets in which Viking may participate, competition within Viking's markets and failure by Viking to successfully develop business relationships.

Contacts

Viking Systems, Inc.
Thomas B. Marsh
858-456-6608
tmarsh@vikingsystems.com
or
Townsend Inc. for Viking
Kimberly Palmatier or James Forte
858-457-4888
kpalmatier@townsendinc.com
jforte@townsendinc.com

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